UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  September 22, 2014
DLH Holdings Corp.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-18492

New Jersey	22-1899798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1776 Peachtree Street, N.W.
Atlanta, GA 30309
(Address and zip code of principal executive offices)

866 952-1647
(Registrant's telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)
On September 22, 2014, DLH Holdings Corp. (the “Company”) entered into an amendment to its employment agreement (the “Amendment”) with Kathryn M. JohnBull, its Chief Financial Officer, the terms and conditions of which are described below. The following description of the Amendment is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The Amendment provides for an extension of the term of her current employment agreement for a two year period, expiring June 25, 2017. In addition, pursuant to the Amendment, the Company granted Ms. JohnBull an option to purchase 200,000 shares of common stock under the Company’s 2006 Long Term Incentive Plan, as amended (the “2006 Plan”). The options, to the extent vested, shall be exercisable for a period of ten years at the per share exercise price equal to the fair market value of the Company’s common stock on the execution date of the Amendment, as determined in accordance with the 2006 Plan. Of the options granted, options to purchase 100,000 shares will vest on September 30, 2015 and the remaining options will vest if the closing price of the Company’s common stock equals or exceeds a per share price of 200% of the exercise price for a period of at least ten (10) consecutive trading days. In the event of the termination of Ms. JohnBull’s employment or the occurrence of a change in control, the options granted pursuant to the Amendment will be treated in accordance with the terms and conditions of her original employment agreement. Other than as modified by the Amendment, the provisions of Ms. JohnBull’s original employment agreement remain in full force and effect.

Item 9.01	Financial Statements and Exhibits

	Exhibit Number	Exhibit Title or Description
	10.1	Amendment to Employment Agreement between the Company and Kathryn M. JohnBull

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DLH Holdings Corp.

By: /s/ Zachary C. Parker
Name: Zachary C. Parker
Title: Chief Executive Officer
Date: September 24, 2014

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to Employment Agreement between the Company and Kathryn M. JohnBull

4